Exhibit 99.2

FOR MORE INFORMATION:                                FOR IMMEDIATE RELEASE:
Timothy J. Lordan,                                   November 4, 2004
Vice President and Director, Investor Relations
THE ROUSE COMPANY
10275 Little Patuxent Parkway
Columbia, Maryland 21044
(410) 992-6546
www.therousecompany.com


                  THE ROUSE COMPANY ANNOUNCES DENIAL OF MOTION
                FOR PRELIMINARY INJUNCTION IN SHAREHOLDER LAWSUIT

Columbia, Maryland - Officials at The Rouse Company (NYSE: RSE) announced that a Maryland court today denied the plaintiff's motion in a shareholder lawsuit against Rouse seeking a preliminary injunction enjoining Rouse from holding the special meeting of shareholders scheduled for Tuesday, November 9, 2004 to vote on Rouse's proposed merger with a subsidiary of General Growth Properties, Inc. (NYSE: GGP).

Anthony W. Deering, Chairman and Chief Executive Officer stated, "We are gratified by the judge's decision, which will allow The Rouse Company to close its merger with General Growth Properties as expeditiously as possible. This is clearly the right result for our shareholders."

On October 15, 2004, a First Amended Class Complaint was filed in the Circuit Court of Howard County, Maryland in the lawsuit David Jasinover v. The Rouse Company, et al. (Case No. 13C0459594), which lawsuit was previously described in Rouse's filings with the Securities and Exchange Commission. In the amended complaint, the plaintiff alleged, among other things, that Rouse's proxy statement failed to make certain purportedly material disclosures. In addition, on that same date, the plaintiff filed a motion for a preliminary injunction. A hearing was held on this motion on November 3, 2004.

In today's 36-page decision denying the motion for a preliminary injunction, Howard County Circuit Court Judge Dennis M. Sweeney concluded that the "Plaintiff will have a very difficult time establishing any omissions of disclosure that will be considered material in the overall context of the actual disclosures made to the stockholders in the Proxy Statement." According to Judge Sweeney, the Court "should not second-guess the determination [of the Rouse Board] by interposing an injunction that prevents the stockholders from rendering their own verdict on the Board's methods and ultimate judgment."

ADDITIONAL INFORMATION

On October 9, 2004, Rouse began mailing its definitive proxy statement, together with a proxy card. Stockholders of the Company are advised to read Rouse's proxy statement, and any other relevant documents filed with the SEC, because they contain important information regarding the merger.

Stockholders may also obtain a free copy of the proxy statement and other documents filed by the Company with the SEC at the SEC's website at http://www.sec.gov. Copies of the Company's proxy statement and other SEC filings are also available on the Company's website at http://www.therousecompany.com under "Investor Relations." Copies of the proxy statement and the Company's other filings with the SEC may also be obtained from the Company free of charge by directing a request to The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044,
Attention: Investor Relations. In addition, copies of Rouse's proxy materials may be requested by contacting Rouse's proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Stockholders should read the definitive proxy statement carefully before making any voting decisions.

Information regarding Rouse's directors and executive officers who were in office at the time of the 2004 annual meeting of stockholders is available as to those directors and executive officers in the Company's proxy statement for that meeting which was filed with the SEC on April 2, 2004. In addition to those directors and executive officers, a director appointed since the 2004 annual meeting, other members of Rouse management and the Company's employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Additional information regarding the interests of such potential participants is included in the proxy statement and the other relevant documents filed with the SEC.

Headquartered in Columbia, Md., The Rouse Company was founded in 1939 and became a public company in 1956. A premier real estate development and management company, The Rouse Company, through its numerous affiliates, operates more than 150 properties encompassing retail, office, research and development and industrial space in 22 states. Additionally, the Company is the developer of the master-planned communities of Columbia and Fairwood in Maryland, Summerlin, along the western edge of Las Vegas, Nevada and Bridgelands, a new project on the western side of Houston, Tex. The Company is also an investor in The Woodlands, a planned community north of Houston, Tex.

This release includes forward-looking statements, which reflect the Company's current view with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical or anticipated results. The words "will," "plan," "believe," "expect," "anticipate," "should," "target," "intend," and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Rouse Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks and changes in the economic climate, see Exhibit 99.1 of The Rouse Company's Form 10-Q for the quarter ended June 30, 2004.

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